                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                   May 5, 2004
                                 Date of Report
                        (Date of Earliest Event Reported)

                            DEEP WELL OIL & GAS, INC.
              Exact Name of Registrant as Specified in its Charter)

        Nevada                      0-24012                    13-3087510
    (State or other             (Commission File              (IRS Employer
    jurisdiction of               File Number)              Identification No.)
     incorporation)

                         Suite 3175 246 Stewart Green SW
                        Calgary, Alberta, Canada T3H 3C8
                    (Address of Principal Executive Offices)

                                 (403) 686-6104
              (Registrant's Telephone Number, including area code)

Item 1. Changes in Control of Registrant.
Not Applicable.

Item 2. Acquisition or Disposition of Assets
Not Applicable.

Item 3. Bankruptcy or Receivership
Not Applicable

Item 4. Changes in Registrant's Certifying Accountant
Not Applicable

Item 5. Other Events and Regulation FD Disclosure.
On May 4, 2004, our Board of Directors unanimously approved a forward stock split of our common stock at a ratio of three (3) shares for every one (1) share held. The forward split will become effective on May 14, 2004. After the split, we will have 37,011,468 shares of common stock issued and outstanding. Prior to the effective date of the split, we will have 12,337,156 shares of common stock outstanding. In connection with the stock split we increased our authorized common shares in proportion to the forward stock split. Our authorized common stock after the forward stock split consists of 300,000,000 shares of common stock. Prior to the split, we were authorized to issue 100,000,000 shares of common stock. In connection with the forward split, we amended our articles of incorporation with the state of Nevada. We did not obtain a shareholder vote of the forward stock split and a shareholder vote was not required by Nevada law.

Item 6. Resignations of Registrant's Directors.
Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        a)  Financial Statements of Business Acquired.
            Not applicable
        b)  Pro Forma Financial Information.
            None
        c)  Exhibits.
            Exhibit Number    Description
                3.2           Amended Articles of Incorporation filed with the
                              state of Nevada on May 5, 2004 reflecting our
                              three (3) shares for one (1) share forward stock
                              split.

Item 8. Change in Fiscal Year.
Not applicable.

Item 9. Regulation FD Disclosure.
See Exhibits.

Item 10. Amendments to Registrant's Code of Ethics, or Waiver of a Provision of
the Code of Ethics.
Not Applicable.

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit
Plans.
Not Applicable.

Item 12. Results of Operations and Financial Condition.
Not Applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DEEP WELL OIL & GAS, INC.

DATED: May 7, 2004                      /s/ Steven Gawne
                                        Steven Gawne, President